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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of BJ Services Company on Form S-8 of our report dated November 24, 1998, appearing in the Annual Report on Form 10-K of BJ Services Company for the year ended September 30, 1998.


/s/ DELOITTE & TOUCHE LLP
Houston, Texas
September 24, 1999